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10.8  RESTRICTIVE COVENANT AGREEMENT AMONG REGISTRANT, ADS ACQUISITION, INC.
AND DAVID AND ANGELA NAZARIAN, TRUSTEES OF THE NAZARIAN FAMILY TRUST


                        RESTRICTIVE COVENANT AGREEMENT

     This Restrictive Covenant Agreement ("Covenant") is among DeCrane Aircraft Holdings, Inc. ("Buyer"), ADS Acquisition, Inc. ("Acquisition", collectively with Buyer "Buyers") and David and Angela Nazarian, Trustees of The Nazarian Family Trust ("Seller");

     A. Seller acknowledges that the consideration received from Buyers by Seller for these Covenants is adequate.

     B. Seller has owned and controlled ADS and has knowledge of the business, prospects, customers, needs of the customers, product specifications, key employees, future development of the business of ADS, each of which (if not otherwise known to the public or other persons) Seller acknowledges that ADS has advised Seller is either a trade secret ("Trade Secret") or confidential information ("Confidential Information") of ADS; and that to the extent that such Trade Secret or Confidential Information is a secret or is confidential, it is owned by and belongs to ADS.

     C. If Seller were to compete with the business of ADS, Seller's competition is likely cause material harm to ADS and diminish the value of the assets of ADS being sold by Seller to Buyers pursuant to the Agreement.

     D. The Business of ADS is worldwide; ADS's sales occur throughout the United States and in many foreign countries. If this Covenant were limited to the Commonwealth of Pennsylvania, its scope would not be sufficient to protect the interest of ADS.

     Based on the foregoing facts, Seller and Buyers agree as follows:

     1.  TERM OF THIS COVENANT AND CONSIDERATION.

         1.1. As used, in this Covenant, the "Term of this Covenant" shall mean a period commencing upon the Closing of the Agreement and expiring on September 17, 2000. Notwithstanding the foregoing, in the event that prior to the expiration hereof (i) ADS ceases business operations and there is no successor in interest to ADS's business (and ADS or the corporate entity of which it is a part is not a Debtor operating a business pursuant to any bankruptcy law), this Covenant shall terminate concurrent with such a cessation of business operations of ADS (ii) or within 10 days after notice from Seller to Buyers, any payment required pursuant to Section 1.2 is not made the restriction set forth in Section 2 shall terminate (Buyers shall nonetheless be liable for the payments pursuant to Section 1.2).

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         1.2.  Buyers will pay to Sellers the aggregate sum of $636,363.64 which Seller is entitled to receive which amount shall be paid in 36 equal monthly installments commencing on the Closing Date. In the event that Buyers fail to make any payment pursuant to this Section 1.2 and such failure continues for a more than 10 days following notice from Seller to Buyers of such failure and demanding payment, Seller shall have the right to accelerate the full amount which is owing and unpaid pursuant to this Section 1.2 by giving notice to Buyers. Notwithstanding the foregoing sentence, Seller acknowledges that pursuant to an agreement with a senior lender, Buyers are prevented from making any payment pursuant to this Covenant at any time during which Buyers are in payment default to such senior lender.

     2.  COVENANT NOT TO COMPETE.

For the Term of this Covenant, Seller shall not directly or indirectlY engage in the design, engineering, manufacture or sale of dichroic liquid crystal displays ("LCDs") or dichroic LCD modules, or active matrix displays or otherwise engage in any business which competes with the business of ADS. "Directly or indirectly" means that Seller will not participate as an officer, director, shareholder, partner, member or consultant. The business of ADS is the design, engineering, manufacture and sale of dichroic LCDs, dichroic LCD modules and components incidental thereto to the Aircraft Industry. The "Aircraft Industry" means the manufacture, repair or assembly of airframes or component parts for commercial and military aircraft and aerospace applications. Notwithstanding the provisions of this Section 2, nothing shall prevent Seller from making a passive investment in up to 5% of the securities of any company whose common stock is traded on any national securities exchange or on NASDAQ.

     3. COVENANT AGAINST HIRING. Seller understands that it is essential to the successful operation of the business to be acquired hereunder that Buyer retain substantially unimpaired ADS's operating organization. Seller agrees that neither he nor it shall purposefully take any action which would induce any employee or representative of Allard not to become or continue as an employee or representative of Buyer. Without limiting the generality of the foregoing, Seller shall not, whether directly or indirectly through any subsidiary or affiliate, for a three (3) year period from the Closing Date solicit to employ {whether as an employee, officer, director, agent, consultant or independent contractor), or enter into any partnership, joint venture or other business association with, any person who was at any time using the 12 months preceding the Closing Date an employee, partner, representative, or manager of ADS. Provided, however, if the Buyer and Robert
G. Martin sign a three (3) year employment agreement and thereafter Buyer terminates Robert G. Martin other than "for cause" and does not compensate him for the

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three (3) year period from the Closing, then Allard and the Principal
Shareholders shall have the right, after such termination, to employ Robert
G. Martin.

     4. COVENANT NOT TO USE TRADE SECRETS. Seller agrees not to (a) disclose to any person, association, firm, corporation or other entity (other than Buyer or those designated in writing by Buyer) in any manner, directly or indirectly, any information or data relevant to the business of ADS, or whether of a technical or commercial nature, or (b) by use, or permit or assist, by acquiescence or otherwise, any person; association, firm corporation or other entity (other than Buyer or those designated in writing by Buyer) to use, in any manner, directly or indirectly, any such information or data, excepting only use of such data or information as is at the time generally known to the public other than by any breach of any provision of this Section 4.

     5.  RECITALS.

     The recitals are a part of this Covenant and shall be used in construing and interpreting it.

     6.  IRREPARABLE INJURY.

     Seller acknowledges that (i) the violation by Seller of any of the provisions of Sections 2, 3 and of this Covenant will result in irreparable injury to Buyers and that Buyers, shall be entitled to (i) the issuance of a temporary restraining order, (ii) a preliminary injunction and (iii) a permanent injunction to prohibit either the continuation or another breach of Sections 2, 3 or 4 of this Covenant.

     7.  MONETARY DAMAGES.

     Notwithstanding any provision of this Covenant, Buyers may seek and obtain monetary damages according to proof for any breach of this Covenant by Seller.

     8.  JURISDICTION.

     Seller and Buyers hereby consent to the jurisdiction and venue of the state and federal courts in the Commonwealth of Pennsylvania.

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     9.  NOTICES.

     All notices, requests, demands, deliveries and other communications hereunder shall be in writing and, except as otherwise specifically provided in this Covenant, shall be given by commercial courier service providing proof of delivery to the parties at the following addresses (all such notices shall be effective upon receipt):

     If to Buyers:                      DeCrane Aircraft Holdings, Inc.
                                        2201 Rosecrans Avenue
                                        El Segundo, California  90245
                                        Attention: R. Jack DeCrane
                                        Fax Number: (310) 536-0257

     with a copy to:                    DeCrane Aircraft Holdings, Inc.
                                        155 Montrose West Avenue, Suite 210
                                        Copley, OH  44321
                                        Fax Number: (216) 668-2518

     and a copy to:                     Spolin & Silverman
                                        100 Wilshire Boulevard, Suite 940
                                        Santa Monica, California  90401
                                        Attention: Stephen A. Silverman, Esq.
                                        Fax Number: (310) 576-4844

     If to seller:                      David Nazarian
                                        9300 Wilshire Blvd. #600
                                        Beverly Hills, CA  90212

     With a copy to:                    William V.A. Zorn, Esq.
                                        McLane, Graf, Raulerson & Middleton
                                        900 Elm Street
                                        Manchester, NH  03105-0326
                                        Fax No. (603) 625-5650

Any of the parties hereto may, from time to time, change its address for receiving notices by giving written notice thereof in the manner outlined above.

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     10. GOVERNING LAW.

     This Agreement Shall in all respects be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     11. HEADINGS.

     The paragraph headings contained in this Covenant are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     12. ASSIGNMENT.

     This Covenant may be assigned to any successor of Buyers; provided, however, Buyers shall remain primarily liable for the payments in Section 1.2.

     13. COUNTERPARTS.

     This Covenant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

"Buyers"

DeCrane Aircraft Holdings, Inc.

/s/ R. Jack DeCrane
--------------------------------
By:  R. Jack DeCrane,
     Chief Executive Officer

ADS Acquisition, Inc.

/s/ R. Jack DeCrane
--------------------------------
By:  R. Jack DeCrane,
     Chief Executive Officer

/s/ D. Nazarian
--------------------------------
Seller

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